SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-27570	56-1640186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2005, Pharmaceutical Product Development, Inc. (“PPD, Inc.”) and its wholly owned subsidiary, Development Partners, LLC (“PPD”), entered into an agreement with Takeda Pharmaceutical Company Limited (“Takeda”) and its wholly owned subsidiary Takeda San Diego, Inc., formerly known as Syrrx, Inc. (“Takeda San Diego”), to amend the Agreement among them dated July 13, 2005. The Agreement was amended to:

•	reflect the transfer by PPD to a Takeda affiliate of the investigational new drug applications, or INDs, presently on file with the U.S. Food and Drug Administration and any comparable filings in other countries of the Territory for the SYR110322 and SYR110619 Compounds;

•	modified the first development milestone on which payment is to be made to PPD;

•	provide indemnification obligations for any claims arising after July 13, 2005 with respect to specified contracts; and

•	establish procedures to be followed for indemnification under the Agreement.

There is no material relationship between PPD and Takeda or their affiliates other than the amended Agreement and contracts entered into in the ordinary course of business for the provision of CRO services by affiliates of PPD, Inc.

A copy of the amendment to the Agreement is attached as Exhibit 10.218 to this Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.218*	Amendment No. 1, effective as of October 10, 2005, to the Agreement dated July 13, 2005, among Pharmaceutical Product Development, Inc., Development Partners, LLC, Takeda Pharmaceutical Company Limited and Takeda San Diego, Inc.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and have been filed separately with the Untied States Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
Date: October 13, 2005
/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Chief Financial Officer

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